PROMISSORY NOTE

$150,000                                                 Yorba Linda, California
                                                       Dated as of April 1, 1997


     FOR VALUE RECEIVED, the undersigned, MICHAEL T. FIORE, promises to pay to the order of GMS DENTAL GROUP, INC., a Delaware corporation (the "Company"), the principal sum of One Hundred Fifty Thousand Dollars ($150,000), with interest from the date hereof on the unpaid principal at the rate of 6.84%, compounded annually. The entire unpaid balance of principal and interest shall be payable on March 31, 2001.

     If payment is not made when due, and if action is instituted on this note, the undersigned agrees to pay the Company reasonable attorney's fees and costs of suit, as fixed by court.

     The undersigned shall have the right to prepare all or any part of the unpaid principal amount of this note, without premium, at any time prior to the maturity hereof on ten (10) days' prior written notice.

This Promissory Note is a full-recourse note originally secured by a pledge of 750,000 shares of Common Stock on the Company pursuant to a Security Agreement of even date herewith, which is on file with the Secretary of the Company.

     This Promissory Note shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the undersigned has signed, dated and delivered thisnote as of the date and year first above written.


                                       MICHAEL T. FIORE
                                       ----------------------------------------
                                       Michael T. Fiore